Exhibit 99.2

CORPORATE PARTICIPANTS

 Bob Liscouski Implant Sciences Corporation - President

 Roger Deschenes Implant Sciences Corporation - CFO

 Cheryl Debelis Implant Sciences Corporation - Director of Marketing

 Franky Zapata Zapata Industries - CEO

 PRESENTATION

Operator

 Good day, ladies and gentlemen, and welcome to the Implant Sciences Corporation and Zapata Industries Update Call. (Operator Instructions)

I would now like to introduce your host for today's conference, Robert Liscouski, President of Implant Sciences. Please go ahead.

 Bob Liscouski  - Implant Sciences Corporation - President

 Thank you and good afternoon, ladies and gentlemen, and welcome to the Implant Sciences Corporation's Investor Call. This afternoon, we're going to host a question and answer session with Franky Zapata, CEO of Zapata Industries.

As most of you know on this call, we recently announced the letter of intent for acquire Zapata Industries and the purpose of this call is to provide the public and our shareholders additional information about Zapata Industries, its management and its technology.

At this point, I'd like to introduce Roger Deschenes, Implant Sciences CFO, who will make a Safe Harbor statement.

 Roger Deschenes  - Implant Sciences Corporation - CFO

 Thank you, Bob. During this afternoon's presentation, Implant Sciences Corporation may or will make forward-looking statements concerning the company's potential acquisition of Zapata Industries and our expectations regarding potential markets and customers the Zapata Industries products could service.

Zapata Industries may or will make forward-looking statements regarding its future financial performance, potential markets and customers the Zapata Industries products could service.

Any comments or statements contained in the Zapata Industries' presentation and responses to questions regarding historical, financial performance or future financial performance, the views and expectations of Zapata Industries SAS and not Implant Sciences Corporation.

During this afternoon's presentation, we will try to identify these statements with words such as expect, believe, anticipate, or other words that indicate potential events.

Any forward-looking statements made by Implant Sciences Corporation are subject to risk and uncertainties that may cause actual results to differ materially from those stated in the forward-looking statements. Please consider the risk factors contained in the press release issued yesterday, August 3rd, 2016, and stated during this conference call as well as the risk factors and uncertainties described in our annual report on Form 10-K for the fiscal year ended June 30th, 2015 which is on file with the Securities Exchange Commission.

A replay of this afternoon's conference call will be available for a limited time by dialing 855-859-2056 within United States or 404-537-3406 outside the United States and entering the conference ID or pass code which is 61170001.

Any forward-looking statements we make today are based on assumptions which we believe to be reasonable as of today, August 4th, 2016. Finally, this conference call is the property of Implant Sciences Corporation and recording or reproduction or rebroadcast of this conference call without the expressed written consent of Implant Sciences Corporation is prohibited.

At this point, I'll turn the call back over to Bob.

 Bob Liscouski  - Implant Sciences Corporation - President

 Thank you, Roger. But before I introduce Franky Zapata and begin our Q&A session, I'd like to preface our statement as Roger has [done] about Zapata Industries by clearly stating that we are still in process of conducting our due diligence on the company for our board of directors and shareholders.

The information that we discussed today are still subject to the final due diligence [report]. Therefore, a discussions regarding revenues financial performance in Zapata Industries are still subject to final audit under the U.S. GAAP principles and should be treated as such. Also, the format of this call will be a little different than the calls we've conducted in the past.

Today, we have with us Cheryl Debelis, Implant Sciences Director of Marketing, who will be taking the questions submitted by some of you and asking Franky and I to respond.

We're also under a bit of a time constraint so this call is going to go about 30 minutes or so due to meetings that we actually have which have been scheduled beyond our control. But we want to be as informative as possible for you during the course of this call.

Before I hand it over to Cheryl, I'd like to introduce you to Franky and give you some background on him and Zapata Industries.

Franky is the CEO and Founder of Zapata Industries and he's a recognized world champion Jet Ski racer. When Franky launched Zapata Industries to satisfy his passion for inventing new aftermarket products to make the world's fastest personal watercraft.

With the watercraft's unparalleled performance, Zapata products quickly become racing requirements to achieve that competitive edge necessary [to win] their competition. Franky's competitive spirit and winning attitude, [fed] his desire to go even faster, so when Zapata accepted this [focus] and began manufacturing the fastest sit-down and stand-up Jet Skis in the racing world.

In 2012, Franky launched the revolutionary Flyboard kickstarting a niche market for hydroflight sports in the recreation industry. Hydroflight is still in the early stages of growth and development and the growing market demand provides the view for Zapata's opportunities to further commercialize in the [industry] in the coming years.

But most importantly, in 2016, Zapata was arguably a revolutionary approach for the technology and achieved its proof of concept goal by producing a safe, reliable, light, fast and least expensive personal flight system ever created with the unveiling of the Flyboard Air.

The Flyboard Air utilize Zapata Industries' proprietary algorithms and balance methodology to direct jet engine act independently and harmoniously and the performance parameters of the Flyboard Air provided demonstrable proof that Zapata Industries technology has great commercial potential for [advanced] applications within the military, industrial, and medical field.

I'd like now to turn it over to Cheryl to begin the Q&A. Thank you, Cheryl.

 QUESTION AND ANSWER

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 Hello and good afternoon, everyone. Okay. I'm going to start off, first of all, with Franky, can you tell us more about Zapata's products?

 Franky Zapata  - Zapata Industries - CEO

 Yes. So hello, everyone. So I start to create the hydroflight product in 2011, around August 2011, so I had an idea to build a machine that was able to fly above the water and use the skill of the humans to just balance on the board and at the beginning, it was just something to [stand] above the water and then we start to understand that this could be a very huge potential, a big market, so we start to venture to move forward and also to build different machine like the hoverboard and like the water jetpack and also create some remote control to give the ability to the user to control the machine alone.

So [that] we did since the last four years and then we get the idea to create a machine that use almost the same feeling like balancing on the board and you can fly it very well but without the hose and without the Jet Ski and without to be -- it's not [immersed] to be above the water that was, at the beginning, just a dream and we spent two years to test different technologies.

For the beginning, we tried to prove that it was possible to balance on the air jet and not only in the water jet. And then we spent two years to test different technology out there, electric [jet fan], electric prop and also prop that we use that was provided by a 2-stroke engine.

So all these technologies was good and we make [it shine], but we didn't reach the goal to make it very, very light and a very well expensive machine because that [needs] to fly -- hover 100 miles per hour (inaudible).

And then around the October-November 2015, after we finalized our water project because we spent 2015 to create a new -- a new -- worked again of the water project, the brand new Flyboard that's made in plastic injection that uses plastic [technology], plastic injection and a new hoverboard and a new jetpack. And when everything was done, we decide to focus the last six months only in the [half] project and so we get a high energy turbojet and after that, we have a lot of issues to balance the system and we create the right system, the right (inaudible). And now this machine is done and we've got a lot of inquires from media and also from the French army, from the [GGSI] that is almost the same as the [PE] in France, and also from the U.S. Army and we start to realize that maybe it's worth one more than what we created and so we started to see -- we think about the new machine, what will be the real potential of the Flyboard Air and some imagine some rescue platform and some [jetpacks] and just continue to go forward on this idea.

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 Excellent. Okay. So we've heard you mentioned before that you believe that the Flyboard Air is as safe as a plane. Can you tell us more about that?

 Franky Zapata  - Zapata Industries - CEO

 The technology and the -- we get the inspiration from everything that we've done before, you know, we didn't create -- we didn't invent the stuff that we (inaudible). We are the guy that invent how to fly. It was done by essentially people before us and even the vertical takeoff and landing, that was done by the U.S. Army and by other companies during the last 60 years.

We just look at the technology and said well, that exist in the last 60 years and why nobody use it every day? So we start to realize that there are lots of problem like the weight, the speed, the [time of flight], but also the biggest issue was the (inaudible).

So this machine, if everything happen in the machine was done before, the machine becomes [stalled] and it's not possible to use this machine everyday or even in a -- by the military or rescue or everything.

So when we start our project, the first day we get -- we take the pen and the paper, we realized that if you hover, that is no way to [stop] the project if it wasn't able to get (inaudible), so that's the biggest if anything, this machine and all the machine exist before and then [put together markets].

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 Could you tell us more about your new water products that Zapata will launch over the next two years?

 Franky Zapata  - Zapata Industries - CEO

 So the water product again, do you mean [do we explain all this work] or the market or?

Unidentified Participant

 The new products (inaudible -- microphone inaccessible).

 Franky Zapata  - Zapata Industries - CEO

AUGUST 04, 2016 / 08:15PM GMT, IMSC - Implant Sciences Corp and Zapata Industries Acquisition Update and Q&A Call

 Okay. So the new product that we have under development and as I want to call the Podracer and that we call the hoverboard [region]. So that's the -- the top product that we have under development that is on -- it's not for industry or [protection], it's just to excite, to continue the recreational business.

So the Podracer is some kind of motorcycle that flies above water. So this machine is connected to the Jet Ski with the same system like the one kind of fire hose and it is able to self balancing, like the -- we use the same technology as we developed on the Flyboard Air. We give the ability to everybody to fly in less than 10 seconds without a chain and to be able to enjoy [the] excitement directly and you then should have an instructor on the Jet Ski so -- we have -- we feel that its potential to increase even the market by further or even more.

And also we launched a product in 2011 that -- sorry, in 2014, that we call the Hoverboard that the board with one single jet and also connecting to the hose, the fire hose, but this product, we sold a lot in 2014 and we saw the market degrade during 2015 and 2016, so we realized that it's exactly what the -- what the riders want, they want something to ride at a [global], you're riding it sideway, very -- the feeling that it's the same feeling as the skateboard.

But we realized that at the time you fly high with this machine, you lost that feeling and it become a very different machine and so we realized that this probably didn't reach its market, so that's the reason we developed a new product that also use the self-balancing system and so we are [telling] that we have to review the new market for the -- for the water hoverboard.

And then we also -- we also are in contact, thanks to the Flyboard Air with different industry and different organization like Coast Guard all over the world and also different industry to build a different water machine to help on the industry cycle with (inaudible) or help to fly from a boat to another boat, so we are now thinking about all these things because people are contacting us and ask us to resolve their issues so that's our job and we take the challenge.

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 So how did the water products relate to the Flyboard Air? Did the water products help someone to learn how to use the Flyboard Air?

 Franky Zapata  - Zapata Industries - CEO

 So for the Flyboard Air, except the fact that you -- that you have the same feeling when you fly it and it's almost the same feel that you (inaudible), the technology behind is completely different that we think the difference that what -- that was our biggest advantage against all our competitor, it was the fact that will start to create machine when you are able to fly and it's very easier to redesign machine when you know how to fly it and how to lean your body in one direction to change the direction where you want to go.

So that's always related and also if you want to train somebody today to learn to try the Flyboard Air, for example for everybody want to -- a future customer that could be on rescue or [army] or everything that you want, it's the perfect way to learn. The [phases that you learn], it should start with the water Flyboard.

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 And how much training will be required to use your products?

 Franky Zapata  - Zapata Industries - CEO

 You mean the skill that you need?

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 For the water products as well as for the Flyboard Air. How much training is required?

 Bob Liscouski  - Implant Sciences Corporation - President

 How much training is required --

AUGUST 04, 2016 / 08:15PM GMT, IMSC - Implant Sciences Corp and Zapata Industries Acquisition Update and Q&A Call

 Franky Zapata  - Zapata Industries - CEO

 Our flyer -- our water products, we sold more than 10,000 all over the world and most of our customer are rental centers. So it's more than 3 million or 4 million people already try the Flyboard and the way it works, it's just you went and experience. So you just go there and just went and experience for 10 minutes to 20 minutes and, actually, everybody end up (inaudible) that never tried, I recommend to try it very soon and you can understand how it is.

And (inaudible) has to 5 minutes to 10 minutes, you are able to be out the water, out of the water, and perfectly stable. So you need not a very high skill or very long training. Up to that, if you want to fly with a Flyboard Air, at this time and for sure the machine is faster, you can go higher, so it requires a minimum hour on the water Flyboard before we are able to put your feet on the water -- on [half line], that's for sure.

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 Understood. And when do you think you're going to have a sit-down version of the air product?

 Franky Zapata  - Zapata Industries - CEO

 [Sorry]?

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 When are you going to have a sit-down version developed?

(Inaudible - microphone inaccessible).

 Franky Zapata  - Zapata Industries - CEO

 Sure. Since the first day with the Flyboard Air, we realized that it could be a possibility to expand this market and for sure, there are more people in this earth that know how to ride a motorcycle than how to ride the board. So for us to be able to market our product and also to be able to make a wow effect around the world, the board was the first choice and also, the board is -- to make a board, it took only 20 kilos. So it was the harder thing to build, to be able to create the [force] and generate enough force to fly and also [creating] the board to create the balancing system.

So for sure, after that, between the [board] and the [copter], we have a machine that we can create and for sure one of the first that we'll create and we already start the R&D process that we call today the jetpack.

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 Franky, can you tell me what the price range will be for this product?

 Franky Zapata  - Zapata Industries - CEO

 It's extremely hard to reply to this question because that depends -- that depends also with the market. It depends how many machine we will produce and also that depends what the customer wants.

If we -- if we do a product just for rescue, for example, flying [instruction], it's really not the same as how you may require a system like you can attach (inaudible) and also the time flight and all the things will affect so much the price. So it's really hard to speak about the price.

AUGUST 04, 2016 / 08:15PM GMT, IMSC - Implant Sciences Corp and Zapata Industries Acquisition Update and Q&A Call

What I can say is the same as our water product, every single product we put out in the market are patented because it's always a new technology and because of that, we are able to have a very high margin in our product.

So the only thing I can say, we will -- we will put a [plate] that is accessible for the customer but for sure it would be with a high margin of the product.

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 Understood. Can you tell us a little bit more about your vision for the company?

 Franky Zapata  - Zapata Industries - CEO

 The vision of the company? So today, we want to expand our market. So as I explained before, we have new product coming. We realized during the last full year that it is very, very important for our water business to create a new product every year because we have some [time] and people, every time you create something, they want to buy it so that increase the volume of sales.

It's very important for us to create new products. So this year, we focus our attention on the [half] project and that we realized that we have to create new product every year. So and to be able to [grab] that also the reason why we look at projection with the Implant Sciences to increase our potential, regarding the R&D money that we need for the R&D. And in this time, we hired more people to research and development so we will put this two new water products on the market.

Also, the transaction with Implant Sciences will give us the ability to go through the American -- North American business that is for sure to be only the market three times bigger than the -- our one market that for us was very, very hard to reach it.

So I really believe that just the U.S. market could be even developed than the market that we have today if we compare with the, for example, the Jet Ski sales. If you compare the Jet Ski sales, today in France, we are able to reach about 30% of the Jet Ski market. So if, like, we sell in France about 1,200 Jet Ski, and we are able to sell between 300 and 400 machines in France.

And if you compare to the Jet Ski market in the U.S., that it's almost 65,000 [units]. You can easily imagine it could do a good job like we can do in France because we are very [impressed] and on the machine, we can prove themselves. So that's the two main direction that we look for sure for next year.

And also, for sure, we will work very hard on new technology that is the new [half] product. So we finalize all the [resiliency] and the test on our jet engine, but also finalize the research and development on the home jet engine and step by step to create new project to solve the issue of our future customer and thanks to the media, we need them to [sell] for customer, the (inaudible) product and even the best one, like the [ECA] that is the French Army or the U.S. Army, everybody contact us. And it's very good for a company like us that create a new technology that people come to you and tell you, hey, I have this kind of issue, are you able to solve it? So, for sure, it's a yes. We want to do it and we take the challenge and people explain that more and now we will -- we will create this new machine for the future.

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 Franky, which markets do you think the Flyboard Air will be used in first?

 Franky Zapata  - Zapata Industries - CEO

 So there's plenty of market that we can -- we can reach. So the first person approached us, honestly, are the army. So the first person contacted me that we are very interested in the technology, is it real? Is it [safe]? So we have to reply to that and we have the proof, so we already did some tests and to show them that it's real.

And so when the first person contacted us show that you are a potential market. So that's the reason why I want to take first the military application; second, we have the other person contacted that it's for rescue, medical evacuation because the Flyboard can go on some places that were between mountain and etc. that helicopters are not able to go. So for sure, there's very high application on this -- on medical and rescue.

And also the -- what we can do also today is a lot of folks are contacting us to do (inaudible) and to promote a brand or also the TV to make some official [survey], kind of thing like this, so now we have to think about all these opportunity and to focus on the most important.

AUGUST 04, 2016 / 08:15PM GMT, IMSC - Implant Sciences Corp and Zapata Industries Acquisition Update and Q&A Call

And also, we are in contact with big sponsors to start to organize sports and [need] like the Red Bull Air Race, for example. So that can -- maybe the new sport, the sport of the future that everybody dream and let Hollywood promote in the last [three] years that we're wishing in our project is that we needed to promote our new business is the Hollywood did it before and they already give the idea and everybody dreamed about that as a kid, so at the time one company is able to create it, it is very, very easy to market.

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 Okay. So this next question is going to be for Bob, Bob, can you tell us what the Homeland Security and defense market opportunities are for Zapata's products?

 Bob Liscouski  - Implant Sciences Corporation - President

 Sure. As Franky has talked about the application for both the water-based products and the air products, I think, the more time we spend about Franky's technology and the application, it seems like the market opportunities continue to present themselves to us in terms of what the potential application was.

For instance, initially, we're looking at the air-based products only that might be interesting to use for military applications or Homeland Security here, Homeland defense applications, going through the due diligence, we discovered that, in fact, the water-based products offer as much promise for us in those markets, they've just never been applied to that market space before.

For instance, if you go on to the Zapata Racing website which is an affiliate company and owned by Franky as well which is all the water-based products, you'll see how the technology actually works and that the Flyboard which is connected to the Seadoo or the Jet Ski, actually allows somebody to clearly rise in the water at heights that could be used for a variety of purposes in a very stable environment.

So envision an operator or a user on the water board, Flyboard, either using it to board a ship to the Coast Guard operation or using it to fight a fire because it's got a water propulsion system which could also be used as a fire extinguishing system in ways that today don't enable firefighters or Coast Guard operators to be able to get near ships in rough waters.

And this technology has been proven in rough seas on (inaudible) and the transition into that kind of application doesn't require any investment or development, it just requires application.

And then we move in to the air-based products and if you look at uses that just the demonstrable technology we have shows us being able to transport an individual around with highly agile vertical and horizontal flight capability and the ability to carry weight in nearly -- a total weight of over 300 pounds that could fly several thousand feet at over 60 miles an hour, the imagination quickly goes to be able to use for troop transports, special operations, and other types of applications that can be very interesting to the military, either U.S. military or allies. And that's where some of the preliminary interest has come from already.

In the Homeland Security space, again, it doesn't, you know, when we start talking about looking at transitioning from a standing platform to a sitting motorcycle Flyboard, the applications for law enforcement, for border patrol, for other types of uses can easily be not even imagined but develop or to allow operators and (inaudible) to have freedom of movement, again, not being encumbered by terrain, not being encumbered by the traditional constraint that normal flight gets because it's highly portable and highly movable, it gives the user a great deal of versatility and maneuverability.

So we see those areas in being the first ones that we're getting attraction from -- and just discussion and we think that's probably going to be where the early adopters in the early stage opportunities for us that are going to be.

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 Okay. Another question for Franky, can you describe the competitive landscape for each market? What are your competitive advantages?

 Franky Zapata  - Zapata Industries - CEO

AUGUST 04, 2016 / 08:15PM GMT, IMSC - Implant Sciences Corp and Zapata Industries Acquisition Update and Q&A Call

 Yes. So that's a good question. In the water-based products, we should not have done that but particularly because our products are patentable and especially in the United States. We hold the right to fly over the water with this kind of product.

So, honestly, we had very hard years to try to fight against that because we are not based in the U.S. and that's also the reason for the transaction with Implant Sciences to help us regarding all the legal issue we are (inaudible) about that.

We are going to create the machine, to file a patent, but to file [all] the patent is another question. And so I think it is very easy [getting] in the market if we -- if we agree with how the lawyer we met over the last two years, the last two weeks tell us so just normally we should -- don't have any more competitors on the market for the water products.

Regarding the [half-based] project is different. So on this technology, it should be the same. So we have patent and it looks like a strong patent too, but we have competition for sure. People with different technology like even the helicopters are our competitor and also probably like the machine jetpack.

But as I've said before, if we look more on the very dimension -- on the same market [than us] like a machine jetpack or different kind of jetpack or that have enough fly time and then they are very heavier than us and further, another redundancy, so that's our biggest advantage. The time of flight, the speed, the redundancy, but as I said if I want to do that in the right order, I would say, I would say redundancy first.

 Bob Liscouski  - Implant Sciences Corporation - President

 So, Cheryl, if I can just add to what Franky talked about, many of the callers and the folks who are listening to this call may have seen the recent Bubba Watson announcement about this flying golf cart, the jetpack golf cart. The jetpack is the probably the only -- if you want to talk about competitor business landscape, it's about there but it doesn't have any of the same flight characteristics or application opportunities that (inaudible) Air does.

So to Franky's point, they have a very [dependent] portfolio, both on the water-based products and the air-based products but more importantly, they're defining the market and I think that's really what's interesting to us in terms of looking at this acquisition is that there is no defined market yet and there clearly are no competitors because technology, it has to be -- to be able to fly in the way that this technology allows an individual to fly was never thought to be possible before.

And the conversation we're having with respect is music for them and in this technology, I don't -- really waiting for this market with this opportunity to actually see what could -- what the (inaudible) possible is in regard to independent transportation like the Flyboard Air provides?

So in many cases and, in fact, in every day, Franky and the team are defining what that competitive landscape looks like and what that market space looks like. And that's what's exciting to us.

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 Okay. Understood. Franky, is Zapata a profitable and growing company?

 Franky Zapata  - Zapata Industries - CEO

 Yes. Since day one, so we started the company in 2008 and we started leveraging the Jet Ski. So at the beginning, it was a very small company. We always did profit, there was enough profit like -- something like between EUR50,000 and EUR100,000 per year.

And then which is for the Flyboard, the water-based project, and there I see the first year, we did EUR1 million profit. And then we understood that we had to spend time in research and development. So we started to spend a lot more money in research and development every year.

So in 2013, we did about EUR1.8 million profit and we start to spend more money in research and development. In 2014, we did about EUR2.2 million, about EUR600,000 to EUR800,000 invested in research and development.

In 2015, we did approximately the same [outlook there], but we did EUR1.4 million profit because [being] that more than $1.2 million to $1.3 million on the research and development to be able to create a new product and the Flyboard Air product.

AUGUST 04, 2016 / 08:15PM GMT, IMSC - Implant Sciences Corp and Zapata Industries Acquisition Update and Q&A Call

And in 2016, the company seem profitable so far and even if we still invest more and more and more money in research and development for this year.

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 Thank you, Franky. This next question is going to be for Bob. Bob, it was an announced two weeks ago that DMRJ and Montsant will have an ownership interest in the post combination company. What are DMRJ's and Montsant's long-term interests about in Zapata and Implant Sciences?

 Bob Liscouski  - Implant Sciences Corporation - President

 Thanks, Cheryl. At the moment, DMRJ announced that our restricted and trading Implant Sciences security. I've indicated that the Implant management team that the post combination company with Zapata's business was a long-term position for them.

They've told their Implant's management team that if the business combination with Zapata is consummated, they would view it as the most attractive position in their portfolio and in their view, the technology they want from the generation [time]. And they would be looking at this, as I've indicated, the long term investment.

If DMRJ and Montsant liquidate their funds, it would be looking at the distributing the shares of the post combination company rather than liquidating their investment in post-combination company to their funds. Investors can share in the long-term potential of mobile transportation.

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 Thanks, Bob. Can you address DMRJ's discounted debt conversation rates and warrants granted as part of the credit extension? What happens to the discounted debt conversation rates and warrants if the deal doesn't go through?

 Bob Liscouski  - Implant Sciences Corporation - President

 Sure. So you might recall we previously reported -- should Implant shareholders not vote in favor to do the Zapata acquisition or for some reason the deal does not otherwise close, the 50 million warrants at $0.19 cents will be terminated. And if the warrants are exercised before then, they'll be repurchased with the (inaudible - microphone inaccessible).

And pursuant to the blocker provision, DMRJ's with its affiliates currently own only 4.99% of the [Class 5 at] any time. And unless they gave that blocker with 61 days of prior notice, they cannot convert. And DMRJ has indicated Implant Sciences management that they will be voting their shares for Zapata -- for the Zapata transaction at the 4.99% level and do not intend to waive their blocker in connection with the Zapata transaction.

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 Franky, do you believe that your modified jet engines will be the basis of a separate business?

 Franky Zapata  - Zapata Industries - CEO

 Yes, for sure, because we -- as I told you, it's like jet -- on the jet engine technology, during October-November 2016 and we found three companies that manufacture to date this kind of engine. And we figured out that it's a big market on the -- on the (inaudible) market. The (inaudible) market is very few because it's very huge jet engine for the [elise] market but still sell some.

So all these engine are not so high technology just because we just worked in the last four months and we already had to be (inaudible) to be able to consult better the [jet engine]. So for sure, if we continue to go forward with the technology, we will be -- we will have a huge market there and something like you can say about between 1,000 to 2,000 per year.

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

AUGUST 04, 2016 / 08:15PM GMT, IMSC - Implant Sciences Corp and Zapata Industries Acquisition Update and Q&A Call

 And what sponsors have approached you to advertise when you fly?

 Bob Liscouski  - Implant Sciences Corporation - President

 Sponsors, do you know?

 Franky Zapata  - Zapata Industries - CEO

 Yes. A lot -- a lot of sponsors are contacting us. So now, we just try to maximize opportunities. So we -- nothing is signed yet but we -- we are in a good way.

 Bob Liscouski  - Implant Sciences Corporation - President

 If you can understand, Cheryl, that was negotiation they currently have. There's a lot of interest with sponsorship but because the agreements aren't signed yet, Franky can't disclose who they are.

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 Understood. Okay. And where will you be demonstrating the technology in the U.S.?

 Bob Liscouski  - Implant Sciences Corporation - President

 In the United States, when are you planning on giving us a demonstration?

 Franky Zapata  - Zapata Industries - CEO

 So the moment the Flyboard Air is [starting back] in France because the French Army didn't give us the right to move it out of the country because they consider it [tech] -- they potentially consider it as a [dual] product so but we will issue the -- we'll have the solution for this issue for the next -- in the next two weeks. So we will be able to bring the Flyboard Air in the U.S. or even build it in the U.S. and certainly in the next one month or six weeks, we will be able to be in the U.S. and demonstrate the capacity of the Flyboard Air.

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 Okay. So next, we have a couple of questions from some investors. We have one from [Baris Efe] who asked specifically when is the sit-down version of the Flyboard Air going to be launched?

 Franky Zapata  - Zapata Industries - CEO

 So, as I've told you, we are prepared to work on this project and so let me decide is first to solve all the issue we had on the Flyboard Air [machine] and at the same time, we work on these things in parallel. So we already did some tests and we are confident to launch it during 2017, around between Spring and Summer of 2017.

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 Next, I have a question from [John Townsend], who asked what vertical do you expect to sell into first? Military, recreational, what others do you expect to sell into? Please prioritize. What obstacles do you foresee in being able to do so? FAA? Who or what else? I know that some of that has already been asked but if you could speak to the portions which have not been addressed, that would be wonderful.

AUGUST 04, 2016 / 08:15PM GMT, IMSC - Implant Sciences Corp and Zapata Industries Acquisition Update and Q&A Call

 Bob Liscouski  - Implant Sciences Corporation - President

 Yes, thanks, Cheryl. I mean, we have addressed a lot of it but I think it's probably just worth repeating a little bit and thanks, John, for the question.

We indicated earlier that we believe the military, U.S., French military, will be the early adopters here because as we both know, as we all know, military organizations are looking for advances in technology to give them the battlefield advantage and they -- we believe that this application is of interest for them for that reason, not just the troop transport, but for the medevac applications that we indicated. So, we look at different applications of technology, what the interest is, based upon their responses to it and that looks like it's going to be it.

The medevac or medical evacuation application for this technology shows a lot of promise. If you can imagine battlefield scenarios in which it's may be difficult to get evacuation helicopter just because it might just be difficult battle conditions or not -- the terrain might not facilitate it and we've got designs on the medevac or I should say Franky has designs for the medevac capability which would allow that to be autonomous capability to fly it in and fly it back out to get wounded soldiers out in the battlefield and into the hospital.

So that's -- that's an area of interest that we think has got some significant military application as well as civilian use particularly for humanitarian use, either for disaster management or disaster recovery or in hard to reach places where you can imagine some remote places in the world where people are sick and need to be evacuated out, they can't get an aircraft there. We think that kind of technology would be extremely useful for humanitarian grounds too. So these are not just military application. It's (technical difficulty).

Regarding the FAA question, we're still going through the preliminary research on that but it seems that this will be classified somewhere toward the ultralight, the regulations that apply to ultralight aircraft. But we still have work to do on the FAA. A lot of this is new ground and as you know, particularly from the drone, for examples here recently. The FAA goes through a rather rigorous process to determine what the applications are but once they determine that, they look what the regulations are and they look to see how those regulations can supply or apply to new technologies and we believe we can be in line to do that as well.

But again, just to reiterate, those issues are not typically the kind that prevents the military or civilian government use is being applied in that situation. We clearly think those are the early markets for us.

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 And, ladies and gentlemen, I do realize that we're running -- slightly over our allotted time schedule. We're going to go ahead and ask a few more investor questions just because I -- we feel like there's some good ones that haven't been asked yet.

The next one is also from John Townsend and it's going to Bob. Why, in your opinion, would a current IMSC shareholder who invested heavily in the ETD business want to remain in that business -- want to remain once that business is sold and we move into a seemingly different industry or business sector altogether?

 Bob Liscouski  - Implant Sciences Corporation - President

 So we've talked about the Implant Sciences opportunities here and when we started the last investor call we had, we believe our mandate is to be able to ensure we could look the technology that can continue to provide great value for shareholders and although we can never predict stock price and we're certainly not going to do that here, and every investor has their own investment objectives, they all have their own risk tolerances and I'm not going to offer or begin to offer any kind of investment advice, I'm not suggesting that.

But we do believe that the potential appeal for the tech -- of this technology in the new market sector would appeal to investors that follow disruptive and transformative technology. And I think, hopefully in this call and things that we've done in the past and I suppose, continue to learn more about the product and the Flyboard Air, it is clearly a demonstrable transformative technology and if that can be successfully brought into the marketplace, I think that there's a great value for shareholders.

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 And, Franky, can you describe the existing Zapata business for the last three years and relate that to sector received cost of goods sold, profits, losses, etc.?

AUGUST 04, 2016 / 08:15PM GMT, IMSC - Implant Sciences Corp and Zapata Industries Acquisition Update and Q&A Call

 Bob Liscouski  - Implant Sciences Corporation - President

 I think he discussed a little bit about it. It's about the success of your business that you've had previously. So this investor just wants a little bit more.

 Franky Zapata  - Zapata Industries - CEO

 Yes. As I've explained before, our company did profit every year even if we invest a lot of money in the research and development and it's just a market that's just grow every year. So especially now with the U.S. potential, (inaudible) greatest issue.

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 So, this question is from [Joe Folly], also for Franky. Franky, I know that you had spoken previously regarding some intellectual property that Zapata owns. Can you tell us about any patents that you have pending? And can you please describe Zapata's existing and pending intellectual property?

 Franky Zapata  - Zapata Industries - CEO

 Yes. So --

 Bob Liscouski  - Implant Sciences Corporation - President

 Cheryl, I think Franky's already addressed the patent issue and I think just broadly and I'm just jumping in for his benefit because he's been talking for a while and we want to make sure -- I know it may be difficult with a heavy accent sometimes to -- it's a beautiful accent. So, sometimes, I just want to make sure it's clear.

So, they're working through the patents, they have a very robust patent portfolio and we're going through that due diligence right now to validate the patent portfolio and the IP portfolio but they've been taking steps to ensure they have appropriate patent protection around the water-based product and then clearly around the Flyboard Air product. So I think that was addressed earlier.

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 Okay. For Bob, given this transaction and when it occurs, what does Zapata and Implant Sciences top level business plan? What development would be prioritized? What products or services will be first developed?

 Bob Liscouski  - Implant Sciences Corporation - President

 Well, again, as we're talking about the integration of Zapata and Implant Sciences, again, which is, it is going through this preliminary discussions about how we can really maximize and leverage the company. We think from everything we have seen so far during the due diligence process, our goal is to do no harm.

Our goal is to make sure that Franky, as the visionary of this product base and the future products, he can continue to do what he does very well, which is develop products which nobody else has got the capability of doing. While he's doing that, we'd like to facilitate the growth of the water-based products not just from the competitive marketplace but respected it like it's the competition and the different leads that are going on around there and the recreational use but really an area that we believe technology has not been applied before as I mentioned earlier.

It could be for Coast Guard use. It could be for fire and rescue use. So we're going to explore the market there. And then, clearly as we begin to focus on the Flyboard Air, as we've been talking about through the conference call here, we're going to facilitate Franky's entry into the U.S. marketplace working with the U.S. government, facilitating working with him in the foreign governments and help scale the business on the commercial level.

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

AUGUST 04, 2016 / 08:15PM GMT, IMSC - Implant Sciences Corp and Zapata Industries Acquisition Update and Q&A Call

 Understood. Okay. We have one final question. This is also from Joe Folly, this is for Bob. Bob, can the Zapata technology that pertain the future missions and products be described and characterize as to their specific technology readiness levels?

 Bob Liscouski  - Implant Sciences Corporation - President

 So, for those that don't understand now, the government looked at technology readiness level, TRL. There's a scale that assesses these technology's capability of meeting certain mission requirements. It goes from initial concept all the way through production and ultimately through the manufacture and [scale] and production of the technology. It's been zero -- it's one through nine scale.

And we believe, based upon our assessment and assessment can be validated independently because the government does its own assessment that Franky's technology, the Flyboard Air is at a TRL [7]. Again, that's our assessment initially, it has to be assessed by the government. But that means it's actually been demonstrated, it's beyond our proof of concept. It actually meet certain type of mission requirements. It's a usable technology.

 Cheryl Debelis  - Implant Sciences Corporation - Director of Marketing

 Thank you very much. And with that, I'm going to turn it back over to Bob Liscouski. And I just wanted to thank everybody on the call for a participating today and for tuning in.

 Bob Liscouski  - Implant Sciences Corporation - President

 So, again, thank you Cheryl and I thank everyone on the call today, we're hoping to provide you more visibility into Zapata Industries, the technology and obviously, to Franky, and although a call like this may be difficult to understand, some of the things that Franky is saying -- it doesn't -- our intent is to allow you to introduce yourselves to Franky because it's really important and I think Franky's vision and his capability, what he has done to bring this product to the marketplace today and develop this product is -- it's really -- it's an amazing feat and technology.

It's founded not on a -- what I should say, it's founded very strongly on the experience that he's had in the water-based products market and his ability to iterate through the development is truly amazing to the folks we've spoken with so far in the government side because they've been trying to solve problems that Franky has been able to solve in a matter of less than a year, in months, they've had on the books for quite a long time.

It speaks to Franky's capacity to have a vision, to be able to demonstrate how to go from a vision to a proven product and that's what we believe in and that's what we're hoping to try to convey to the folks in the call today that, yes, it's a leader of a company who got the real vision for development, a real vision for transformative and disruptive technology and the ability to actually deliver those things to the marketplace which we believe we can help him create a new market for us.

So, it's very interesting to us. As I indicated, we still have more work to do on this and we're going to continue to try to be -- pass more information along to our shareholders and those that are interested in the company, so they can be informed as we're doing this.

Again, I want to thank everybody on the call for attending. Thank you, Cheryl, for moderating the call. And, Franky, thank you for spending the time with us.

 Franky Zapata  - Zapata Industries - CEO

 Thank you very much, Cheryl, and thank you everybody for the response to (inaudible) about other questions. Thank you.

Operator

 Ladies and gentlemen, thank you for participating in today's conference. This does conclude today's program. You may all disconnect. Everyone, have a great day.